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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Registration Statement on Form S-1 of Huntsman Corporation of (a) our report dated November 23, 2004 (except for Note 27, as to which the date is December 17, 2004) on the consolidated financial statements of Huntsman Advanced Materials LLC and subsidiaries at December 31, 2003 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to restatement of the statements of equity and of cash flows) and (b) our report dated February 28, 2003 (except for Note 23, as to which the date is November 23, 2004) on Huntsman International Holdings LLC and subsidiaries as of December 31, 2002 (which report expresses an unqualified opinion and includes explanatory paragraphs regarding (i) the adoption of Statement of Financial Accounting Standards ("SFAS") No. 142 and SFAS No. 133 in 2001 and (ii) the restatement of the consolidated statements of cash flows), both appearing in the Registration Statement on Form S-1 No. 333-120749, which is incorporated by reference in this Registration Statement.

        We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Deloitte & Touche LLP

Salt Lake City, Utah
February 10, 2005

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM